Exhibit 4.3

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY

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THAT REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED, OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM REGISTRATION. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE, OR HYPOTHECATION OTHERWISE COMPLIES WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

RTW NEWCO10, INC.

WARRANT TO PURCHASE SHARES

Warrant No.: A1-1

Issue Date: June 12, 2026

WHEREAS, RTW Newco10, Inc., a Delaware corporation (the “Company”), and YolTech Therapeutics Co., Ltd, a company organized under the laws of the People’s Republic of China (“Licensor”), have entered into that certain Exclusive License Agreement, dated as of June 12, 2026 (as amended and/or restated from time to time, the “License Agreement”) and that certain Warrant Subscription Agreement, dated as of June 12, 2026 (as amended and/or restated from time to time, the “Subscription Agreement”);

WHEREAS, pursuant to the License Agreement and the Subscription Agreement, the Company is obligated to issue to Licensor a warrant to acquire shares of either, as applicable, the Company’s (i) Series A-1 Preferred Stock, $0.00001 par value per share (“Series A-1 Preferred Stock”) or (ii) Common Stock (as applicable, “Shares”);

WHEREAS, the Shares are being issued as part of the consideration under the License Agreement and the Company’s Board of Directors has determined that the rights granted to the Company under the License Agreement have a value at least equal to the aggregate Exercise Price (as defined below) for all Shares issuable hereunder, such that the Holder is not obligated to pay any additional consideration to exercise this Warrant; and

NOW, THEREFORE, in consideration for the mutual promises and covenants set forth in this Warrant and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

FOR VALUE RECEIVED, YolTech Therapeutics Co., Ltd, a company organized under the laws of the People’s Republic of China, or its registered assigns (the “Holder”), is entitled, subject to the provisions and upon the terms and conditions set forth in this Warrant to Purchase Shares (this “Warrant”), to purchase from the Company, Shares, in the amounts, at such times and at the price per share set forth in Section 1.

1. Number and Type of Shares; Exercise Period.

(a) Number and Type of Shares.

(i) As of the Issue Date, the Holder shall initially have the right to acquire up to that number of shares of Series A-1 Preferred Stock equal to 19.9% of the Fully-Diluted Capitalization of the Company as of immediately after the initial closing of the Series A Financing (the “Share Number”).

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(ii) Prior to the consummation of a Going Public Event, this Warrant shall be exercisable for shares of Series A-1 Preferred Stock. From and after the consummation of a Going Public Event, this Warrant shall be exercisable for shares of Common Stock as set forth in Section 4(e).

(b) Adjustments to Share Number.

(i) From immediately following the initial closing of the Series A Financing until the termination of this Section 1(b)(i) pursuant to Section 1(b)(ii) below, the Share Number shall automatically be adjusted as is necessary so that, immediately following each change in the Fully-Diluted Capitalization (a “Remeasurement Event”), the aggregate number of Warrant Shares underlying the Warrant (including Warrant Shares which have already been issued pursuant to the Warrant upon partial exercise) represents 19.9% of the Fully-Diluted Capitalization immediately after such Remeasurement Event, calculated after giving effect to each such adjustment. Such adjustment to the Share Number shall arise immediately following each issuance of New Securities that occurs after the initial closing of the Series A Financing during the Anti-Dilution Period. For purposes of determining the adjusted Share Number in connection with each subsequent issuance of New Securities, the Common Stock Outstanding shall be calculated as of immediately after the issuance of such New Securities. Notwithstanding the foregoing, with respect to any New Securities that are Convertible Securities, the adjustment of the Share Number in respect of such New Securities shall occur, and the determination of the number of additional Shares added to the Share Number, shall be made, in each case, immediately following the conversion of such Convertible Securities into shares of Capital Stock. The Company shall not, directly or indirectly, take any action, or enter into any transaction or arrangement, the primary purpose of which is to circumvent the Company’s obligations under this Section 1(b)(i). Within 2 business days following each adjustment of the Share Number pursuant to this Section 1(b)(i), the Company shall notify the Holder in writing of (i) the number of Shares added to the Share Number as a result of such adjustment, (ii) the resulting adjusted Share Number, and (iii) a reasonably detailed explanation of the calculation of such adjustment.

(ii) The provisions of Section 1(b)(i) shall terminate and be of no further force or effect upon the earliest to occur of: (A) expiration of the Anti-Dilution Period and completion of all corresponding adjustments arising pursuant to Section 1(b)(i) prior to expiration (including, for the avoidance of doubt, any adjustments pursuant to Section 1(b)(i) in respect of any New Securities that are Convertible Securities outstanding prior to expiration); (B) upon the consummation of a Change of Control of the Company; and (C) termination of the License Agreement pursuant to its terms.

(c) Exercise Period. This Warrant shall be exercisable at any time commencing on and following the initial closing of the Series A Financing, in whole or in part, and prior to (or in connection with) the expiration of this Warrant pursuant to Section 7 (the “Exercise Period”).

(d) Exercise Price. The exercise price per Share shall be $0.00001, an amount equal to the par value of a share of Series A-1 Preferred Stock (the “Exercise Price”). As recited above, the Company’s board of directors has determined that the rights granted to the Company under the License Agreement have a value, allocable to the Shares issuable upon exercise of this Warrant, not less than the aggregate Exercise Price for all such Shares, and that such value has been received by the Company as of the Issue Date. Accordingly, the aggregate Exercise Price for all Shares issuable upon exercise of this Warrant shall be deemed prepaid and satisfied in full by the consideration received by the Company under the License Agreement, and no additional cash or other consideration shall be payable by the Holder upon any exercise of this Warrant. Upon issuance against such deemed-paid Exercise Price, the Shares shall be validly issued, fully paid and nonassessable.

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2. Exercise.

(a) Exercise Notice. Subject to the terms of this Warrant, the Holder may exercise this Warrant, in whole or in part, at any time during the Exercise Period by delivering to the Company via electronic mail a duly completed and executed Exercise Notice, in the form attached as Exhibit A (the “Exercise Notice”, the date of delivery of such Exercise Notice, the “Exercise Date”). For the avoidance of doubt, the Company acknowledges and agrees that, the Shares are being issued as part of the consideration under the License Agreement, the aggregate Exercise Price having been deemed prepaid and satisfied in full as set forth in Section 1, and the Holder is not obligated to pay any additional consideration to exercise the Warrant.

(b) Timing; Certificates; New Warrant. Subject to the terms of this Warrant, the rights under this Warrant shall be deemed to have been exercised and the Shares issuable upon such exercise shall be deemed to have been issued immediately prior to the close of business on the Exercise Date, the Holder is entitled to receive the Shares issuable upon such exercise and shall be treated for all purposes as the holder of record of such Shares as of the close of business on the Exercise Date. As promptly as reasonably practicable on or after the Exercise Date, the Company shall issue and deliver to the Holder a certificate or certificates (or a notice of issuance of uncertificated shares or other evidence of ownership, if applicable) for that number of shares issuable upon such exercise. In the event that the rights under this Warrant are exercised in part and have not expired, the Company shall execute and deliver a new Warrant reflecting the number of Shares that remain subject to this Warrant.

(c) No Fractional Shares. No fractional Shares shall be issued upon exercise of this Warrant. In lieu of such fractional Share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the amount calculated by multiplying such fraction by the fair market value of a full Share (as determined by the Company’s board of directors in its good faith discretion).

(d) Reservation of Shares. During the Exercise Period, the Company agrees to take all reasonable action(s) (including solicitation of any required board or stockholder resolutions) to reserve and keep available from its authorized and unissued shares of Series A-1 Preferred Stock or Common Stock (as applicable) for the purpose of effecting the exercise of this Warrant.

(e) Issued Shares. The Company represents and warrants that all Shares that may be issued upon the exercise of this Warrant will, when issued in accordance with the terms of this Warrant, be validly issued, fully paid, and nonassessable.

(f) Conditional Exercise. The Holder may exercise this Warrant, subject to the terms of the Warrant, conditioned upon (and effective immediately prior to) consummation of any transaction or other event by indicating the election of such conditional exercise on the Exercise Notice.

(g) Automatic Exercise. If the Holder has not elected to exercise this Warrant prior to the expiration of this Warrant pursuant to Section 7, then this Warrant shall automatically (without any act on the part of the Holder) be exercised pursuant to Section 2(a) effective immediately prior to the expiration of this Warrant pursuant to Section 7, unless the Holder provides prior written notice to the Company that the Holder desires that this Warrant to expire unexercised. If this Warrant is automatically exercised, the Company shall notify the Holder of the automatic exercise as soon as reasonably practicable, and the Holder shall surrender the Warrant to the Company in accordance with the terms hereof and shall be or become a party to the Stockholder Agreements (if applicable).

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(h) Tax. Where any payment or issuance due to be made to the Licensor or the Holder hereunder is subject to any withholding or similar tax, the Company shall have the right to deduct and withhold any such withholding or similar tax from any payment due to the Licensor or the Holder hereunder and will pay such withholding or similar tax to the appropriate governmental authority. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Warrant as having been delivered and paid or issued to the Licensor or the Holder or any other recipient of payment or issuance in respect of which such deduction and withholding was made. The Company will in a timely manner transmit to the Licensor or the Holder an official tax certificate or other evidence of such withholding sufficient to enable the Licensor or the Holder to claim such payment of taxes. The Licensor or the Holder will provide the Company any tax forms that may be reasonably necessary in order for the Company not to withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty.

(i) Beneficial Ownership Limitation. Notwithstanding any other provision of this Warrant:

(i) The Company shall not issue, and the Holder shall not have the right to acquire upon exercise of this Warrant (whether upon full or partial exercise, including any automatic exercise pursuant to Section 2(g)), any Shares to the extent that, after giving effect to such issuance, the Holder (together with any person whose beneficial ownership would be aggregated with the Holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder, including any “group” (within the meaning of Section 13(d)) of which the Holder is a member) would beneficially own in excess of 9.9% of the total number of shares of Common Stock Outstanding immediately after giving effect to such issuance (the “Beneficial Ownership Cap”). For purposes of this Section 2(i), the number of shares beneficially owned by the Holder shall include the Shares issuable upon the exercise with respect to which the determination is being made, but shall exclude Shares issuable upon exercise of any portion of this Warrant that has not then been exercised.

(ii) Any purported exercise of this Warrant to the extent it would result in the Holder’s beneficial ownership exceeding the Beneficial Ownership Cap shall be null and void as to such excess. If an Exercise Notice would result in the Holder’s beneficial ownership exceeding the Beneficial Ownership Cap, such Exercise Notice shall be deemed automatically modified to reduce the number of Shares to be issued to the maximum number that would not cause the Holder’s beneficial ownership to exceed the Beneficial Ownership Cap, and the Holder shall remain entitled to submit further Exercise Notices from time to time for any Shares that could not be issued as a result of this Section 2(i), subject at all times to the Beneficial Ownership Cap.

(iii) At the Company’s reasonable written request (made no more than once per calendar quarter), the Holder shall certify in writing the number of shares beneficially owned by the Holder and its affiliates for purposes of determining compliance with the Beneficial Ownership Cap. The Beneficial Ownership Cap may not be waived or increased by either party without the prior written consent of both parties. The parties acknowledge that the Beneficial Ownership Cap is intended, in part, to support the Holder’s status as a passive investor and to facilitate compliance with applicable U.S. data security and foreign investment review regulations applicable to the Company and the Holder, and shall be construed accordingly.

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3. Transfer of this Warrant.

(a) Transfer Restrictions. This Warrant shall not be directly or indirectly transferred or assigned by the Holder without the prior written consent of the Company; provided that, the Holder may transfer any portion of this Warrant without such consent (i) to any Subscriber Affiliate at any time, provided that such Subscriber Affiliate remains subject to the transfer restrictions set forth herein, or (ii) to any Person after the consummation of a Going Public Event, subject to any lockup period no more stringent than what the holders of Series A Preferred Stock would be subject to and in any event not to exceed 180 days. The Shares issued upon exercise of this Warrant shall be subject to the transfer restrictions applicable to shares of Series A-1 Preferred Stock or Common Stock (as applicable) as set forth in the Bylaws and the Stockholder Agreements.

(b) Assignment Agreement. Subject to compliance with the terms of this Warrant and all applicable laws, including the Securities Act, this Warrant may be transferred and assigned by delivering to the Company via electronic mail a duly completed and executed Assignment Agreement, in the form attached as Exhibit B (the “Assignment Agreement”). This Warrant must be surrendered to the Company or its designated agent, as applicable, as a condition precedent to any transfer or assignment of this Warrant.

(c) Transfer Taxes. In no event shall the Company be required to pay any tax which may be payable in respect of any transfer of this Warrant.

(d) Legends. Each certificate, instrument, or book entry representing the Securities (as defined below) shall be notated with any applicable legend(s) as required by applicable laws, the Stockholder Agreements, the Bylaws, or as otherwise reasonably determined by the Company.

4. Adjustments. Subject to the terms of this Warrant, the number and kind of Shares are subject to adjustment from time to time, as follows:

(a) Reorganization. Subject to Section 1(b) above, in the event of any reorganization, recapitalization, merger, consolidation, or similar transaction involving the Company or the Public Company (as applicable) other than a Reclassification (as defined below) or a Going Public Event, in which shares of the Company or the Public Company (as applicable) are converted into or exchanged for securities, cash, or other property, then the Holder shall be entitled to receive upon exercise of this Warrant the kind and amount of securities, cash, or other property of the successor entity resulting from such Reorganization, equivalent in value to that which a holder of the Shares (assuming exercise of this Warrant immediately prior to such Reorganization) would have been entitled in connection with such Reorganization. In any such case, appropriate adjustment (as mutually determined in good faith by the successor entity and the Holder) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after such Reorganization. The provisions of this Section shall similarly apply to successive reorganization, recapitalization, merger, consolidation, or similar transactions.

(b) Reclassification of Shares. If the Shares issuable upon exercise of this Warrant are changed into the same or a different number of securities of any other class or classes by reclassification, capital reorganization, or otherwise, excluding a Reorganization and a Going Public Event (each, a “Reclassification”), then, subject to Section 1(b) above, the Holder shall be entitled to receive upon exercise of this Warrant the number and kind of securities that the Holder would have received if this Warrant had been exercised immediately before such Reclassification. The provisions of this Section shall similarly apply to successive Reclassifications.

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(c) Subdivisions, Dividends, Distributions and Combinations. In the event that the then outstanding shares of Series A-1 Preferred Stock or Common Stock (as applicable) are subdivided (by stock split or otherwise) into a greater number of shares, or the Company or the Public Company (as applicable) pays a dividend or makes any other distribution to the Series A-1 Preferred Stock or Common Stock (as applicable) that is payable in Series A-1 Preferred Stock or Common Stock, respectively, then, subject to Section 1(b) above, the number of Shares issuable upon exercise of this Warrant immediately prior to such subdivision, dividend or distribution shall be proportionately increased, concurrently with the effectiveness of such subdivision, dividend or distribution. In the event that the outstanding shares of Series A-1 Preferred Stock or Common Stock (as applicable) are combined (by reverse stock split or otherwise) into a lesser number of shares of such securities, then, subject to Section 1(b) above, the number of Shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased, concurrently with the effectiveness of such combination.

(d) Notice of Adjustments. Upon any adjustment in accordance with this Section 4, the Company shall give prompt notice to the Holder, which notice shall state the event giving rise to the adjustment, the number of securities or other property purchasable upon the exercise of the rights under this Warrant, setting forth in reasonable detail the method of calculation of each. The Company shall, upon the written request of the Holder, furnish or cause to be furnished to the Holder a certificate setting forth (i) such adjustments, and (ii) the number of securities and the amount, if any, of other property that at the time would be received upon exercise of this Warrant.

(e) Going Public Event. Effective upon the consummation of a Going Public Event, this Warrant shall automatically, and without any further action by the Company or the Holder, be adjusted as follows:

(i) In the case of a Going Public Event other than a Reverse Merger, this Warrant shall become a warrant to purchase the number of shares of Common Stock into which the shares of Series A-1 Preferred Stock then underlying this Warrant (after giving effect to all adjustments under this Warrant through such consummation) would be convertible under the Certificate of Incorporation in effect immediately prior to such consummation.

(ii) In the case of a Reverse Merger, this Warrant shall become a warrant to purchase the number of shares of Public Company Common Stock that a holder of a number of shares of Series A Preferred Stock equal to the number of shares of Series A-1 Preferred Stock then underlying this Warrant (after giving effect to all adjustments under this Warrant through such consummation) would have been entitled to receive in respect of such Series A Preferred Stock pursuant to the Reverse Merger. By way of example, in the case of a Reverse Merger in which each share of Series A Preferred Stock is exchanged for 10 shares of Public Company Common Stock, if this Warrant then represents the right to purchase 100,000 shares of Series A-1 Preferred Stock, this Warrant shall thereafter represent the right to purchase 1,000,000 shares of Public Company Common Stock. For the avoidance of doubt, the number of shares of Series A-1 Preferred Stock then underlying this Warrant shall first, immediately prior to the consummation of such Reverse Merger, be adjusted pursuant to Section 2.2(a) of the Subscription Agreement to give effect to any Equity Financing consummated substantially concurrently with or immediately following such Reverse Merger.

No fractional shares shall be issued upon any exercise of this Warrant following an adjustment under this Section 4(e); the number of shares issuable upon exercise shall be rounded down to the nearest whole share. Except as adjusted under this Section 4(e), this Warrant shall remain in full force and effect on its existing terms.

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5. Notification of Certain Events. Prior to the expiration of this Warrant pursuant to Section 7, if the Company or the Public Company (as applicable) shall authorize: (a) the voluntary liquidation, dissolution, or winding up of the Company or the Public Company (as applicable), (b) a Change of Control, or (c) a Going Public Event, then the Company shall send to the Holder at least twenty (20) days prior written notice of the anticipated effective date of such action.

6. Representations and Warranties.

(a) Company Representations and Warranties. The Company represents and warrants to the Holder as of the date of this Warrant that: (i) the Company has full power and authority to enter into and deliver this Warrant, and when executed and delivered by the Company, will constitute, valid and legally binding obligations of the Company, enforceable in accordance with the terms hereof; (ii) the execution and delivery of this Warrant have been duly and properly authorized by all requisite corporate action of the Company and the Company’s board of directors, and no consent of any other person is required as a prerequisite to the validity and enforceability of this Warrant that has not been obtained; (iii) the Company is not a party to or otherwise subject to any contract or agreement that restricts or otherwise affects its right to execute and deliver this Warrant or to perform its obligations hereunder (including the issuance of Shares), except where all necessary consents or waivers have been obtained. Neither the execution, delivery nor performance of this Warrant (including the issuance of Shares) will conflict with, result in a breach of the terms, conditions or provisions of, constitute a default under, result in any violation of, result in the creation of any lien upon any properties of the Company under, require any consent, approval or other action by or notice to or filing with any court or governmental body pursuant to, the Company’s Certificate of Incorporation or Bylaws, any award of any arbitrator or any agreement, instrument or law to which the Company is subject or by which it is bound; (iv) the issuance of this Warrant is, and assuming the continuing accuracy of the Holder’s representations and warranties herein and no change in applicable law, the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will be, exempt from registration and qualification under applicable federal and state securities laws; and (v) the Shares, when issued and delivered in accordance with the terms and for the consideration set forth in this Warrant, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Bylaws, Stockholder Agreements, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Holder, and (vi) the Shares will be duly reserved for issuance following the filing of the Restated Certificate at or prior to the initial closing of the Series A Financing and following each adjustment in the Share Number.

(b) Holder Representations and Warranties. The Holder represents and warrants to the Company that: (i) the Holder has full power and authority to enter into and deliver this Warrant, and when executed and delivered by the Holder, will constitute, valid and legally binding obligations of the Holder, enforceable in accordance with the terms hereof; (ii) the Securities are being acquired for investment by the Holder for its own account, not as an unlawful nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the Securities, nor does it have any contract, undertaking, agreement or arrangement for such action(s); (iii) the Holder is either (a) an “accredited investor” (as defined in Regulation D under the Securities Act), is financially sophisticated, and is able to bear the full loss of its investment related to the Securities, or (b) not a “U.S. person” as defined in Rule 902(k) of Regulation S promulgated under the Securities Act; and (iv) the Holder understands that no public market now exists for the Securities, and that the Company has made no assurances that a public market will ever exist for the Securities.

7. Expiration of the Warrant. This Warrant shall expire and shall no longer be exercisable as of the date of the 10th anniversary of the Issue Date.

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8. Certain Definitions. Capitalized terms used and not otherwise defined herein have the meanings ascribed thereto in the Subscription Agreement.

(a) “Bylaws” means the Company’s Bylaws, as amended and/or restated from time to time.

(b) “Certificate of Incorporation” means the Company’s Certificate of Incorporation as in effect from time to time, including, from and after its filing, the Restated Certificate (as defined in the Subscription Agreement).

(c) “Person” means an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(d) “Securities” means, collectively, this Warrant and the Shares issuable upon exercise of this Warrant.

(e) “Securities Act” means the Securities Act of 1933, as amended.

9. Miscellaneous.

(a) Successors and Assigns. Subject to the restrictions on transfer set forth in Section 3, the rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators, and transferees of the parties.

(b) Governing Law. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware, or of any other state.

(c) Amendment and Waiver. Except as expressly set forth in this Warrant, any provision of this Warrant may be amended, waived, modified, or terminated upon the written consent of (i) the Company, and (ii) the Holder. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

(d) Notices. All notices and other communications under this Warrant shall be in writing and shall be deemed given upon delivery by hand, upon delivery by nationally recognized overnight courier (with written confirmation of receipt), upon transmission by email unless the sending party receives an automated non-delivery notification, in which case notice shall be deemed given only upon actual receipt, or upon the earlier of actual receipt or five days after being sent by registered or certified mail (return receipt requested) to the parties, in each case, at the addresses set forth on the signature pages hereto (or at such other addresses as may be specified by notice given in accordance with this Section 9(d)).

(e) Survival. Except as expressly set forth in this Warrant, the rights and obligations of the Company and the Holder under this Warrant shall survive any exercise of this Warrant.

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(f) Severability. If any provision of this Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Warrant, and such illegal, unenforceable, or void provision shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, unenforceable, or void provision. The remaining provisions of this Warrant shall be enforceable in accordance with its terms.

(g) Counterparts. This Warrant may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(h) Entire Agreement; Full Satisfaction. This Warrant, the License Agreement, the Subscription Agreement and the Stockholder Agreements constitute the full and entire understanding and agreement between the parties with respect to the applicable subject matter of this Warrant, the License Agreement, the Subscription Agreement, and the Stockholder Agreements, and any other written or oral agreement relating to such subject matter existing between the parties are expressly cancelled.

(i) Further Assurances. Each party agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership, or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to fully effectuate the terms of this Warrant.

(j) Holder’s Economic Rights. If the Company makes any dividend or any other distribution of cash, securities of the Company (except as contemplated by Section 4(c) herein or in connection with any transaction or event in which the then-outstanding Warrant is fully exercised for Shares no later than immediately prior to such transaction or event or other assets (including any right to purchase securities of the Company or other assets) to holders of Series A-1 Preferred Stock, then the Company shall, simultaneously with such dividend or distribution, set aside an amount of cash, or the applicable securities or other assets, equal to the amount of cash, or the applicable securities or other assets, as the Holder would have received if the then-outstanding Warrant had been fully exercised for Shares immediately prior to such dividend or other distribution (or the record date thereof), a portion of which shall be paid or distributed to the Holder upon exercise of this Warrant pro rata based on the portion of this Warrant exercised at such time.

(k) Replacement of this Warrant. Subject to the receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, if requested by the Company, an indemnity agreement in form and substance acceptable to the Company, the Company shall execute and deliver, in lieu of this Warrant, a new Warrant of the same amount, at the expense of the Holder. The term “Warrant” shall include this Warrant and any warrants delivered in substitution, exchange, or replacement, all of which shall be deemed to be issued pursuant to the Subscription Agreement.

(Signature Page Follows)

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The Company and the Holder have made this Warrant effective as of the date first set forth above.

COMPANY:

RTW NEWCO10, INC.

By:	/s/ Alice Lee
Name:	Alice Lee
Title:	President

Address: c/o RTW Investments, LP 40 10th Avenue, Floor 7
New York, NY 10014

Email: [***]

(Signature Page to Warrant)

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY

[***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE

THAT REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

The Company and the Holder have made this Warrant effective as of the date first set forth above.

HOLDER:

YOLTECH THERAPEUTICS CO., LTD

By:	/s/ Yuxuan Wu
Name:	Yuxuan Wu
Title:	Legal Representative

Address:
YolTech Therapeutics Co., Ltd. 12F, Building A, 58 Tanzhu Rd.,
Minhang District, Shanghai
People’s Republic of China

(Signature Page to Warrant)

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY

[***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE

THAT REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

EXHIBIT A

EXERCISE NOTICE

Effective Date: ________ __, 20__

Reference is made to the Warrant to Purchase Shares, dated June 12, 2026, by and between RTW Newco10, Inc. (the “Company”) and the Holder, as amended and/or restated from time to time (the “Warrant”). Capitalized terms used, but not expressly defined in this Exercise Notice shall have the assigned meanings set forth in the Warrant.

(1)	Exercise. In accordance with the terms of the Warrant, the Holder elects to purchase:

Number of Shares: ______________________

Class/Series:  Series A-1 Preferred Stock

(2)	Conditional Exercise. Is this a conditional exercise pursuant to Section 2(f) of the Warrant:

☐  Yes     ☐  No

If “Yes,” indicate the applicable condition:

(3)

Representations. All representations and warranties of the Holder set forth in Section 6(b) of the Warrant, with respect to the Shares, are true and correct, in all respects, as of the effective date of this Exercise Notice.

A-1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY

[***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE

THAT REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

The Holder has made this Exercise Notice effective as of the date first set forth above.

HOLDER:

YOLTECH THERAPEUTICS CO., LTD

By:
Name:
Title:

Address:

Email:

(Signature page to the Notice of Exercise)

A-2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY

[***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE

THAT REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

EXHIBIT B

ASSIGNMENT AGREEMENT

ASSIGNOR:               (“Assignor”)

ASSIGNEE:                (“Assignee”)

SHARES: _________ shares of Series A-1 Preferred Stock (the “Shares”)

EFFECTIVE DATE: ________ __, 20__

Reference is made to the Warrant to Purchase Shares, dated June 12, 2026, by and between RTW Newco10, Inc. (the “Company”) and the Holder, as amended and/or restated from time to time (the “Warrant”). Capitalized terms used, but not expressly defined in this Assignment Agreement shall have the assigned meanings set forth in the Warrant.

(1)	Registered Holder. The Assignor represents and warrants that it is the registered holder of the Warrant as of immediately prior to the effective date of this Assignment Agreement.

(2)

Assignment. The Assignor assigns and transfers to the Assignee all of the rights of Assignor under the Warrant, with respect to the number of Shares set forth above and does irrevocably constitute and appoint the Company’s Secretary as attorney to make such transfer on the Company’s books and records, maintained for the purpose, with full power of substitution in the premises.

(3)

Obligations of Assignee. Assignee agrees to take and hold the Securities subject to, and to be bound by, the terms and conditions set forth in the Warrant to the same extent as if Assignee were the original holder.

(4)

Representations. Assignee represents and warrants to the Company that all representations and warranties set forth in Section 6(b) of the Warrant, substituting Assignee for each instance of “Holder” therein, are true and correct, in all respects, as of the effective date of this Assignment Agreement.

(5)	Transfer Compliance. Assignor and Assignee each represent and warrant to the Company that the transfer and assignment to Assignee is in compliance with all applicable laws.

*  *  *

B-1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY

[***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE

THAT REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

Assignor and Assignee have made this Assignment Agreement effective as of the date first set forth above.

ASSIGNOR:

[NAME]

By:
Name:
Title:

Address:

Email:

ASSIGNEE:

[NAME]

By:
Name:
Title:

Address:

Email:

Agreed and Accepted on the date set forth below:

COMPANY:

RTW NEWCO10, INC.

By:
Name:
Title:

Date:

(Signature page to Assignment Agreement)

B-2